UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 21, 2011

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 21, 2011, SunTrust Banks, Inc. (the “Registrant”) announced financial results for the period ended March 31, 2011. A copy of the news release announcing such results is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Registrant intends to hold an investor call and webcast to discuss financial results for the period ended March 31, 2011 on April 21, 2010, at 11:00 a.m. Eastern time. Additional presentation materials relating to such call are furnished hereto as Exhibit 99.2 and are incorporated herein by reference.

The foregoing information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. All information in the news release and the presentation materials speak as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.02 of this report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2011, the Registrant announced that the Company’s Board of Directors has named James M. Wells Executive Chairman and William H. Rogers, Jr. President and Chief Executive Officer effective immediately as part of a planned management transition. A copy of the news release is filed as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News release dated April 21, 2011 (furnished with the Commission as a part of this Form 8-K).
99.2	Presentation materials dated April 21, 2011 (furnished with the Commission as a part of this Form 8-K).
99.3	News release dated April 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: April 21, 2011	By:	/s/ Thomas E. Panther
Thomas E. Panther
Senior Vice President and Controller